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                                                                      EXHIBIT 23

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803

March 28, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated November 12, 2001 and revised March 26, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 1 to the Company's report on Form 10-QSB for the fiscal quarter ended September 30, 2001.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA










                    3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120